Exhibit 99.1
Oasis Petroleum Inc. Announces 2010 and 2011 Outlook and the Close of Previously Announced Acquisition
in the Williston Basin
Houston, Texas — December 15, 2010 — Oasis Petroleum Inc.(NYSE: OAS) (“Oasis” or the “Company”) today announced an updated outlook for the remainder of 2010, the board approved capital budget and outlook for 2011, and the close of the previously announced acquisition of 10,000 net acres on December 10, 2010.
“We look forward to delivering approximately 160% year over year production growth from 2009 to 2010 and expect to grow production by approximately 130% from 2010 to 2011. We plan on running seven operated rigs in 2011 in the Williston Basin, with six in West Williston and one in East Nesson,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “We anticipate that we will spud 69 new gross operated projects, actively manage our over 300,000 net acre position, add oil and gas gathering and water disposal infrastructure, and obtain valuable subsurface data in 2011.”
Outlook for the Remainder of 2010
Oasis is updating its outlook for capital expenditure for the full year 2010 based on the acquisitions announced in November 2010 and updated expectations on overall expenditures for the year. The Company expects capital expenditures in 2010 to be:

($ in millions)	2010 Budget
Drilling and Completion	$243
Lease Acquisition	22
Asset Acquisition (cash portion)	77
Other	8

Total Capital Expenditures	$350

For comparison purposes to guidance, the following table provides Oasis’ key metrics for the first three quarters and full year 2010:

	Actual
Metric	1Q 10	2Q 10	3Q 10	YTD 3Q 10
Production (Boepd)	3,295	4,461	5,507	4,429
LOE ($/Boe)	$10.04	$7.21	$6.33	$7.54
G&A ($/Boe)	$11.86	$9.22	$9.57	$10.01
Production Taxes (% of revenue)	9.50%	10.10%	10.70%	10.20%
CapEx ($ millions)	$37	$71	$75	$183
The following table provides Oasis’ updated forward-looking guidance based on its current forecasts for 2010:

	November 8th Estimate		December 15th Estimate
Metric	4Q 10	FY 10	4Q 10	FY 10
Production (Boepd)	6,000 - 7,300	4,800 - 5,100	7,200 - 7,600	5,000 - 5,200
LOE ($/Boe)		$7.25 - $7.75		$7.25 - $7.75
G&A ($/Boe)		$9.00 - $10.00		$9.50 - $10.50
Production Taxes (% of revenue)		10.4% - 10.5%		10.4% - 10.5%
CapEx ($ millions)	$145	$329	$167	$350

The increase to Capital Expenditures is due to the acquisition in Richland County, Montana that the Company closed on December 10, 2010 (“see Acquisition Summary” below) and updated expectations on overall expenditures for the year.
Tommy Nusz added, “The growth in our drilling program and the consistent delivery on operating results are reflective of the significant position our team has built in the Bakken oil play, the quality of our inventory, and our large project execution capabilities.”
Outlook for 2011
Our Board approved a total 2011 capital expenditure budget of $490 million, which consists of:
•	$402 million of development capital for operated wells (drilling and completing, completion optimization, and capital being carried into 2011 for wells spud in 2010);
•	$39 million for drilling and completing 6.3 net non-operated wells;

•	$19 million for maintaining and expanding our leasehold position;

•	$21 million for constructing infrastructure to support production in our core project areas; and

•	$9 for micro-seismic work, purchase of seismic data and other test work
Based on running six operated rigs in West Williston and one operated rig in East Nesson, the Company expects the wells spud by area in 2011 to be:

	Gross	Net	Net Non	Total Net
Wells Spud by Area	Operated	Operated	Operated	Wells
West Williston	59	41.8	1.8	43.6
East Nesson	10	5.0	0.6	5.6
Sanish	0	0.0	3.9	3.9

Total	69	46.8	6.3	53.1
In order to meet our planned capital expenditures and liquidity requirements, we continually monitor potential capital sources, including debt and equity financings. Additionally, as of December 15, 2010, we had no borrowings under our $120 million revolver, which was last redetermined in August 2010.
The following table provides Oasis’ forward-looking guidance for 2011:

Metric	Range
Production (Boepd)
Full Year	11,000 - 12,500
1Q 2011	8,000 - 9,200
2Q 2011	9,800 - 11,200
LOE ($/Boe)	$5.00 - $7.00
G&A ($/Boe)	$6.00 - $7.50
Production Taxes (% of revenue)	10.5% - 11.0%
CapEx ($ millions)	$490
The Company expects to continue to layer in additional commodity derivatives in 2011 to protect its drilling program and its existing production volumes. As of December 15, 2010, the Company had the following outstanding commodity derivative contracts, all of which settle monthly:

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		Critical Prices ($ / Bbl)				% of Q3
Type	Term	Sub-Floor	Floor	Cap	BOPD	Production(1)
NYMEX Collar	12 Months (Jan-Dec)		$60.00	$81.15	502
NYMEX Collar	12 Months (Jan-Dec)		$70.00	$100.25	300
NYMEX Collar	12 Months (Jan-Dec)		$75.00	$94.00	400
NYMEX Collar	8 Months (Apr-Dec)		$75.00	$91.00	380
NYMEX Collar (2)	2 Months (Nov-Dec)		$80.00	$84.75	1,000

2010 Total (Weighted Average Price)			$73.44	$88.20	2,582	49%

NYMEX Collar	12 Months (Jan-Dec)		$60.00	$80.25	448
NYMEX Collar	12 Months (Jan-Dec)		$70.00	$98.85	400
NYMEX Collar	12 Months (Jan-Dec)		$75.00	$93.60	400
NYMEX Collar	12 Months (Jan-Dec)		$75.00	$91.87	800
NYMEX Collar (2)	12 Months (Jan-Dec)		$85.00	$95.10	500
NYMEX Collar (2)	12 Months (Jan-Dec)	$60.00	$80.00	$94.98	500

2011 Total (Weighted Average Price)		$60.00	$74.60	$92.35	3,048	58%

NYMEX Collar	12 Months (Jan-Dec)		$75.00	$93.00	500
NYMEX Collar	12 Months (Jan-Dec)	$60.00	$80.00	$100.50	500
NYMEX Collar (2)	12 Months (Jan-Dec)	$60.00	$80.00	$106.00	500
NYMEX Collar (2)	12 Months (Jan-Dec)	$65.00	$85.00	$103.90	500

2012 Total (Weighted Average Price)		$61.67	$80.00	$100.85	2,000	38%

(1)	Q3 2010 production was 5,250 Bbl per day.

(2)	Trades executed since September 30, 2010.
Acquisition Summary
On December 10, 2010, Oasis closed its acquisition to acquire approximately 10,000 net acres of land primarily in Richland County, Montana and approximately 200 Boepd of current production. Total consideration for the transaction was $30.0 million ($26.5 million of cash and approximately $3.5 million of assets). The acreage is 95% held by production and is primarily operated. As operator in this area, Oasis expects to drill and complete future wells consistent with completion practices used in other operated areas and expects Estimated Ultimate Recoveries (“EURs”) within its current ranges published for West Williston.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Richard Robuck, (281) 404-9600
Director — Investor Relations

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